As filed with the Securities and Exchange Commission on March 20, 2008
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DEMATCO, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4810658 (I.R.S. Employer identification No.)

17337 Ventura Boulevard, Suite 208
Encino, California 91316

(Address of principal executive offices) (Zip Code)

Dematco, Inc.  2008 Incentive Plan
(full title of the plan)

Robert Stevens, President and Chief Executive Officer
17337 Ventura Boulevard, Suite 208
Encino, California 91316

(Name and address of agent for service)

(818) 784-0040
(Telephone number, including area code, of agent for service)

With a copy to:
Richard A Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
(212) 930-9700
(212) 930-9725 (fax)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Security			Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	50,000,000	(2)	$	0.055	(3)	$2,750,000	$108.08
Total	50,000,000					$2,750,000	$108.08

(1)
Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also registered hereunder such indeterminate number of additional shares as may be issued to the selling stockholders to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents shares of common stock issuable upon exercise of options and shares of common stock issued pursuant to the Dematco, Inc. 2008 Incentive Plan.
(3)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, using the last closing bid price as reported on The Over-The-Counter Bulletin Board on March 17, 2008 of $0.055 per share.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement relates to two separate prospectuses.

Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

Reoffer Prospectus: The material that follows Item 2, up to but not including Part II of this Registration Statement, of which the reoffer prospectus is a part, constitutes a "reoffer prospectus," prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or re-sales of common shares which are deemed to be "control securities" or "restricted securities" under the Securities Act that have been or will be acquired by the selling shareholders named in the reoffer prospectus.

Item 1.            Plan Information.

Dematco, Inc. ("We", "us", "our company" or "Dematco") will provide each participant (the "Recipient") with documents that contain information related to the Dematco, Inc. 2008 Incentive Plan and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not filed as a part of this Registration Statement on Form S-8 (the "Registration Statement"). The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives common shares covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2.            Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising him/her of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral notice by contacting:

Robert Stevens, President and Chief Executive Officer
17337 Ventura Boulevard, Suite 208
Encino, California 91316
Telephone: (818) 784-0040

*   Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as  amended, and Note to Part I of Form S-8.

REOFFER PROSPECTUS

Dematco, Inc.
23,000,000 Shares of
Common Stock

This reoffer prospectus relates to an aggregate of 23,000,000 shares of our common stock, par value $0.001 per share that may be offered and resold from time to time by certain eligible participants and existing selling shareholders identified in this prospectus for their own account. It is anticipated that the selling shareholders will offer common shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling shareholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling shareholders will be borne by us.

The shares of common stock will be "control securities" under the Securities Act before their sale under this reoffer prospectus. This reoffer prospectus has been prepared for the purposes of registering the common shares under the Securities Act to allow for future sales by selling shareholders on a continuous or delayed basis to the public without restriction.

The selling shareholders and any brokers executing selling orders on their behalf may be deemed to be "underwriters" within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

Our common stock is quoted on the OTC Bulletin Board under the symbol DMAT.OB. The closing sale price for our common stock on March 19, 2008 was $0.065 per share.

Investing in our common stock involves risks. See "Risk Factors" on page 3 of this reoffer prospectus. These are speculative securities.

Since our company does not currently meet the registrant requirements for use of Form S-3, the amount of common shares which may be resold by means of this reoffer prospectus by each of the selling stockholders, and any other person with whom he or she is acting in concert for the purpose of selling securities of our company, must not exceed, in any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 20, 2008.

DEMATCO, INC.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms “Dematco”, the “Company”, “we”, “us” and “our” refer to Dematco, Inc.

DEMATCO, INC.
 OUR BUSINESS

We were incorporated in Delaware on March 20, 2000, under the name "Web Star Training, Inc."  On June 9, 2000, we changed our name to “Advanced Knowledge, Inc." Then, on May 14, 2003, we changed our name to "Advanced Media, Inc.,” and on August 10, 2004, to better reflect the Company’s then core business,  we changed our name to Advanced Media  Training,  Inc. On January 25, 2007, as a result of a change in the Company’s management and core business we changed our name to Dematco, Inc.

The Company's business operations consisting of providing proprietary dematerialization services to the securities industry is conducted through our wholly owned subsidiary Dematco, Ltd., located in England.

Dematerialization  is  the  digital  process  of  eliminating  physical certificates  for securities and other  negotiable  instruments.  Dematerialized instruments are not on paper and no certificate exists.  They are maintained in the form of entries in the books of stock transfer agents and depositories. Essentially, unlike the traditional method of possessing a share certificate as proof of ownership of shares, in the dematerialisation system, the shares are held in a dematerialized form as a record of security ownership.  The SIA (Securities Industry Association) defines "Dematerialization" as "the process of eliminating physical certificates as a record of security ownership, or where ownership of the security exists only as an accounting record.  Dematerialization eliminates certificates, replacing them with electronic ownership records.  The goal of dematerialization is to facilitate paperless transactions, which streamlines processing, lowers costs and reduces the risk associated with lost, stolen or counterfeit certificates.

Historically, investors  had two choices for holding  equities:  1) in street  name  in an  account  with a  brokerage  firm  or  bank-custodian  or 2) ownership on the books of the issuer and a physical certificate  personally held by the investor.

Through dematerialization, which is also referred to as the Direct Registration System (DRS), investors will have a third option:  shares directly registered on the books of the issuer without holding a certificate.

DRS was developed at the direction of the Securities and Exchange Commission as an alternative for securities ownership.  Under DRS, the security is registered on the books of the Transfer Agent without the need for a physical certificate. This is commonly referred to as "book entry."

Under DRS, investors receive transaction advices and periodic account statements.  It provides for the electronic movement of securities between the Investor’s account on the books of the transfer agent and the Investor’s broker-dealer.

The State of Delaware has recently amended its statutes to permit book-entry only stock ownership.  Companies incorporated in Delaware now have the option of eliminating certificates altogether by their participation in DRS.

We have incurred losses since our inception. Net loss for the six months ended November 30, 2007 was $223,366. We had no revenue during the six months ended November 30, 2007 and have an accumulated deficit of $1,061,357. As of May 31, 2007, we had no revenues and a net loss of $616,701. In the audit report dated July 13, 2007, our auditors noted the financial statements of the Company were prepared assuming the Company will continue as a going concern.  In their report dated September 13, 2007, Farber Hass Hurley & McEwen LLP stated that our financial statements for the fiscal year ended May 31, 20067, were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of our recurring losses, negative working capital and failure to generate any revenues.

Our principal offices are located at 17337 Ventura Boulevard, Suite 208, Encino, CA 91316 and our phone number is (818) 759-1876.

The Offering

Common stock outstanding before the offering……………	140,853,524 shares.(1)

Common stock offered by selling stockholders.........……	23,000,000 shares.

Use of proceeds................................………………………	We will not receive any proceeds from the sale of the shares of common stock offered in this prospectus.

OTC Bulletin Board Symbol..........………………………	DMAT.OB

Risk Factors………………………………	The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors" beginning on page 3.

 (1) As of March 19, 2008. Does not include shares of common stock issuable upon exercise of outstanding options or warrants.

RISK FACTORS

WE ARE A DEVELOPMENT STAGE COMPANY AND WE HAVE A LIMITED OPERATING HISTORY UPON WHICH YOU CAN BASE AN INVESTMENT DECISION.

We have a limited operating history upon which you can make an investment decision, or upon which we can accurately forecast future sales. You should, therefore, consider us subject to the business risks associated with a new business. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the formation and initial operations of a new business. We will encounter risks and difficulties frequently encountered by early-stage companies in new and rapidly changing markets. Our business strategy may not be successful and we may not be able to successfully address these risks. If we are unable to obtain external funding or generate revenues we could be forced to curtail or cease our operations.

TO DATE WE HAVE HAD SIGNIFICANT OPERATING LOSSES, AND AN ACCUMULATED DEFICIT AND HAVE HAD LIMITED REVENUES AND CANNOT PREDICT WHEN WE MIGHT BECOME PROFITABLE, IF EVER.

We have been operating at a loss since our inception, and we expect to continue to incur substantial losses for the foreseeable future. Net loss for the six months ended November 30, 2007 was $223,366. We had no revenue during the six months ended November 30, 2007 and have an accumulated deficit of $1,061,357. As of May 31, 2007, we had no revenues and a net loss of $616,701. In addition, we expect to incur substantial operating expenses in order to fund the operation of our proposed business. As a result we cannot predict when, or even if, we might become profitable.

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

In their report dated September 13, 2007, Farber Hass Hurley & McEwen LLP stated that our financial statements for the fiscal year ended May 31, 20067, were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of our recurring losses, negative working capital and failure to generate any revenues. Our ability to continue as a going concern is subject to our ability to raise funds in the future and generate revenues.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL TO FINANCE OPERATIONS

We have relied exclusively on loans from our shareholders. Over the next twelve months we anticipate that we will need to raise additional capital to fund current and future projects. We anticipate that these additional funds will be in the range of approximately $500,000 to approximately $750,000. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. The sale of our common stock to raise capital may cause dilution to our existing stockholders. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund our operations, successfully promote our name, products or services, develop or enhance our technology, take advantage of business opportunities or respond to competitive market pressures, any of which could make it more difficult for us to continue operations. Any reduction in our operations may result in a lower stock price.

WE ARE SUBJECT TO A WORKING CAPITAL DEFICIT, WHICH MEANS THAT OUR CURRENT ASSETS ON MAY 31, 2007 AND NOVEMBER 30, 2007 WERE NOT SUFFICIENT TO SATISFY OUR CURRENT LIABILITIES

At May 31, 2007, we had current assets of $1,853 and current liabilities of $228,066. At November 30, 2007, we had current assets of $26,216 and current liabilities of $339,179. As a result, we had a working capital deficit of $226,213 and $312,963 at May 31, 2007 and November 30, 2007, respectively. Our working capital deficit means that we do not have sufficient current assets to satisfy all of our current liabilities.

WE FACE INTENSE COMPETION
We compete with a number of companies that perform dematerialistion of paper certificates into electronic form. Many of our competitors are larger and have more resources than we do what management are substantially larger and have greater technical, engineering, personnel resources, longer operating histories, greater name recognition and larger customer bases. In addition, many of these companies have substantially greater financial, distribution and marketing resources than us. We may not be able to compete successfully with these companies. If we do not succeed in competing with these companies, our business, financial condition and results of operations may be materially and adversely affected.

WE MAY NOT BE ABLE TO PROTECT ADEQUATELY THE TRADE SECRETS AND CONFIDENTIAL INFORMATION THAT WE DISCLOSE TO OUR EMPLOYEES.

We rely upon, technical know-how and continuing technological innovation to develop and maintain our competitive position.  Competitors, through their independent discovery (or improper means, such as unauthorized disclosure or industrial espionage), may come to know our proprietary information. We generally will require employees and consultants to execute confidentiality and assignment-of-inventions agreements. These agreements will provide that all materials and confidential information developed by or made known to the employee or consultant during his, her or its relationship with us are to be kept confidential and that all inventions arising out of the employee’s or consultant’s relationship with us are our exclusive property.  Our employees and consultants may breach these agreements and in some instances we may not have an adequate remedy.  Additionally, in some instances, we may have failed to require that employees and consultants execute confidentiality and assignment-of-inventions agreements.

LOSS OF EXECUTIVE OFFICERS OR OTHER KEY EMPLOYEES COULD ADVERSELY AFFECT OUR
BUSINESS.

Our success is dependent upon the continued services and skills of our current executive management. The loss of services of any of these key personnel, including our President and Chief Executive Officer, Robert Stevens and our Chief Financial Officer Lindsay Smith, could have a negative impact on our business because of such personnel's skills and experience and the difficulty of promptly finding qualified replacement personnel.

RISKS RELATING TO OUR COMMON STOCK

THERE IS A LIMITED PUBLIC MARKET FOR OUR COMMON STOCK. FAILURE TO DEVELOP OR MAINTAIN A TRADING MARKET COULD NEGATIVELY AFFECT THE VALUE OF OUR SHARES AND MAKE IT DIFFICULT OR IMPOSSIBLE FOR SHAREHOLDERS TO SELL THEIR SHARES.

Our common stock is quoted on the OTC Bulletin Board under the symbol "DMAT.OB" To date there is a limited trading market in our common stock on the OTC Bulletin Board. Failure to develop or maintain an active trading market could negatively affect the value of our shares and make it difficult for our shareholders to sell their shares or recover any part of their investment in us. The market price of our common stock may be highly volatile. In addition to the uncertainties relating to our future operating performance and the profitability of our operations, factors such as variations in our interim financial results, or various, as yet unpredictable factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR COMMON STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

·	that a broker or dealer approve a person's account for transactions in penny stocks; and

·	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

·	obtain financial information and investment experience objectives of the person; and

·
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

·	sets forth the basis on which the broker or dealer made the suitability determination; and

·	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We and our representatives may from time to time make written or oral statements that are “forward-looking,” including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “may,” “should,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. Among the important factors on which such statements are based are assumptions concerning our ability to obtain additional funding, our ability to compete against our competitors, our ability to integrate our acquisitions and our ability to attract and retain key employees.

DETERMINATION OF OFFERING PRICE

The selling security holders may sell the common shares issued to them from time-to-time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common shares by the selling shareholders pursuant to this prospectus. The shares of common stock which may be offered pursuant to this reoffer prospectus were issued pursuant to stock awards granted under the Dematco, Inc. 2008 Incentive Plan. The selling shareholders will receive all proceeds from the sales of these common shares, and they will pay any and all expenses incurred by them for brokerage, accounting or tax services (or any other expenses incurred by them in disposing of their common shares).

SELLING STOCKHOLDERS

The selling shareholders named in this prospectus (the "Selling Shareholders") are offering all of the 23,000,000 shares offered through this prospectus pursuant to the stock awards granted to the selling shareholders pursuant to the Dematco, Inc. 2008 Incentive Plan.

A total of 50,000,000 shares of common stock have been reserved for issuance under all awards that may be granted under the Dematco, Inc. 2008 Incentive Plan.

If, subsequent to the date of this reoffer prospectus, we grant any further awards under the Dematco, Inc. 2008 Incentive Plan, to any eligible participants who are affiliates of our company (as defined in Rule 405 under the Securities Act), Instruction C of Form S-8 requires that we supplement this reoffer prospectus with the names of such affiliates and the amounts of securities to be reoffered by them as selling stockholders.

The following table provides, as of March 19, 2008 information regarding the beneficial ownership of our common shares held by each of the selling shareholders, including:

1.	the number of common shares owned by each selling shareholder prior to this offering;

2.	the total number of common shares that are to be offered by each selling shareholder;

3.	the total number of common a shares that will be owned by each selling shareholder upon completion of the offering; and

4.	the percentage owned by each selling shareholder.

Information with respect to beneficial ownership is based upon information obtained from the selling shareholders. Information with respect to "Shares Beneficially Owned Prior to the Offering" includes shares issuable upon exercise of stock options held by the selling shareholders to the extent these options are exercisable within 60 days of March 19, 2008. The number of shares being offered includes the common shares that may be acquired by the selling shareholders pursuant to the exercise of stock options granted to the selling shareholders pursuant to the Dematco, Inc. 2007 Incentive Plan.  Information with respect to "Shares Beneficially Owned After the Offering" assumes the sale of all of the common shares offered by this prospectus and no other purchases or sales of our common shares by the selling shareholders. Except as described below and to our knowledge, the named selling shareholder beneficially owns and has sole voting and investment power over all common shares or rights to these common shares.

Because the selling shareholders may offer all or part of the common shares  received upon exercise of the stock options, which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of options that will be held upon termination of this offering. The common shares currently owned and the common shares received upon exercise of the options offered by this reoffer prospectus may be offered from time to time by the selling shareholders named below.

Name	Shares beneficially owned prior to the Offering (1)		Number of Shares that may be reoffered pursuant to this prospectus	Shares Beneficially owned after the Offering (2)
	Common Stock	Percent (3)		Common Stock	Percent
Robert Stevens	35,030,000	24.87%	7,500,000	27,530,000	19.55%
Lindsay Smith	3,000,000	2.13%	3,000,000	0	0
Terence Ramsden	60,626,000	43.04%	12,500,000	48,126,000	34.18%
Total			23,000,000

* Less than 1%.
(1)
Consists of (i) all shares of the Company’s common stock owned by the Selling Stockholder and (ii) all shares of common stock which the Selling Stockholder has the right to acquire through the exercise of options, including those granted under the Plan, warrants or other rights to purchase shares of common stock, exercisable within 60 days after March 19, 2008.

(2)	Assumes all shares offered hereby are sold.
(3)	Based upon

Since our company does not currently meet the registrant requirements for use of Form S-3, the amount of common shares which may be resold by means of this reoffer prospectus by each of the selling stockholders, and any other person with whom he or she is acting in concert for the purpose of selling securities of our company, must not exceed, in any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act.

PLAN OF DISTRIBUTION
 Timing of Sales

Under the Dematco, Inc. 2008 Incentive Plan (the “Plan”), we are authorized to issue up to 50,000,000 shares of our common stock.

Subject to the foregoing, the selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the common shares covered by this prospectus.

Offering Price

The sales price offered by the selling stockholders to the public may be:

1.	the market price prevailing at the time of sale;

2.	a price related to such prevailing market price; or

3.	such other price as the selling shareholders determine from time to time.

Manner of Sale

The common shares may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivatives;

5.	in transactions to cover short sales;

6.	privately negotiated transactions; or

7.	in a combination of any of the above methods.

The selling shareholders may sell their common shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their common shares. Brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling shareholders, or, if any such broker-dealer acts as agent for the purchaser of common shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a selling shareholder to sell a specified number of common shares at a stipulated price per common share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling shareholder, to purchase as principal any unsold common shares at the price required to fulfill the broker-dealer commitment to the selling shareholder.

Broker-dealers who acquire common shares as principal may thereafter resell the common shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the common shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the sale of the common shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any common shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular we will advise the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of common shares in the market and to the activities of the selling shareholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling shareholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling shareholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our common stock;

2.	may not cover short sales by purchasing shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Penny Stock Rules

The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "institutional accredited investors." The term "institutional accredited investor" refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the Securities and Exchange Commission, obtain from the customer a signed and dated acknowledgement of receipt of the disclosure document and to wait two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

State Securities Laws

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $10,000, including, but not limited to, legal, accounting, printing and mailing fees. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

LEGAL MATTERS

The validity of the common stock has been passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

Our consolidated financial statements for the fiscal year ended May 31, 2007 incorporated by reference in this prospectus and registration statement have been audited by Farber Hass Hurley & McEwen LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Moore & Associates, Chartered, independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2005 as set forth in their report incorporated by reference in this prospectus and registration statement are included in reliance on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:
• Reference is made to our Form 10-QSB for the quarter ended November 30, 2007 filed with the SEC on January 22, 2008
• Reference is made to our Form 10-QSB for the quarter ended August 31, 2007 filed with the SEC on October 16, 2007
• Reference is made to our Form 10-KSB for the fiscal year ended May 31, 2007 filed with the SEC on October 10, 2007
• Reference is made to our Form 10-KSB for the fiscal year ended May 31, 2007 filed with the SEC on October 10, 2007
• The description of our common stock is incorporated by reference to our Registration Statement on Form 10-SB filed with the SEC on July 3, 2003.

  DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Section 145 of the Delaware General Corporation Law, as amended, authorizes us to Indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Our Certificate of Incorporation contains provisions relating to the indemnification of director and officers and our By-Laws extends such indemnities to the full extent permitted by Delaware law. We may also purchase and maintain insurance for the benefit of any director or officer, which may cover claims for which the Company could not indemnify such persons.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ADDITIONAL INFORMATION AVAILABLE TO YOU

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

DEMATCO, INC.

23,000,000 SHARES OF COMMON STOCK

PROSPECTUS

March 20, 2008

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:
• Reference is made to our Form 10-QSB for the quarter ended November 30, 2007 filed with the SEC on January 22, 2008
• Reference is made to our Form 10-QSB for the quarter ended August 31, 2007 filed with the SEC on October 16, 2007
• Reference is made to our Form 10-KSB for the fiscal year ended May 31, 2007 filed with the SEC on October 10, 2007
• Reference is made to our Form 10-KSB for the fiscal year ended May 31, 2007 filed with the SEC on October 10, 2007
• The description of our common stock is incorporated by reference to our Registration Statement on Form 10-SB filed with the SEC on July 3, 2003.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, as amended, authorizes us to Indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Our Certificate of Incorporation contains provisions relating to the indemnification of director and officers and our By-Laws extends such indemnities to the full extent permitted by Delaware law. We may also purchase and maintain insurance for the benefit of any director or officer, which may cover claims for which the Company could not indemnify such persons.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

The 23,000,000 shares of common stock to be sold by the selling stockholders pursuant to this Registration Statement are issuable upon exercise of outstanding stock options issued pursuant to the Registrant’s Dematco, Inc. 2008 Incentive Plan. The stock options were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Sichenzia Ross Friedman Ference LLP
10.1	Dematco, Inc. 2008 Incentive Plan
23.1	Consent of Farber Hass Hurley & McEwen LLP
23.2	Consent of Moore & Associates Chartered

Item 9. Undertakings.

(1)	The undersigned Registrant hereby undertakes to:

(a) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution.

(b) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at the time to be the initial bona fide offering.

(c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(2) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Encino, State of California, on March 20, 2008.

DEMATCO, INC.

By:	/s/ Robert Stevens
Robert Stevens
President, Chief Executive Officer and Chairman (Principal Executive Officer)

By:	/s/ Lindsay Smith
Lindsay Smith
Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

SIGNATURE	TITLE	DATE

/s/ Robert Stevens	President, Chief Executive Officer and Chairman (Principal Executive Officer)	March 20, 2008
Robert Stevens

/s/ Lindsay Smith	Chief Financial Officer and Director (Principal Financial Officer)	March 20, 2008
Lindsay Smith

/s/ Joseph Lefrak	Secretary	March 20, 2008
Joseph Lefrak